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Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Numerex Acquires Ublip - Expands M2M Capabilities

 Ublip ‘Foundation’ Technology Accelerates Growth Strategy
Company Reiterates Expectations of Full-Year Profitability

ATLANTA, October 10, 2008  --  Numerex Corp. (NASDAQ: NMRX), a leading provider of full-service, highly secure machine-to-machine (M2M) network services and solutions, today announced that it has acquired Ublip Inc., a fast growing privately-held machine-to-machine (M2M) software and services company headquartered in Dallas, Texas.

“Our mission to provide a full range of comprehensive M2M services to industry is significantly advanced with the acquisition of Ublip. We gain from an infusion of technology that includes middleware designed to simplify application development and deployment, and ‘virtual’ hosting architecture,” stated Stratton Nicolaides, CEO and chairperson of Numerex. “In addition, we have a small group of dedicated M2M industry experts who are joining our Numerex family, led by Dr. Jeffrey O. Smith, a current member of our Board of Directors.  I am very pleased to announce that Jeff will join our executive management team as Chief Technology Officer.  Dr. Smith will resign from the Numerex Board of Directors, effective immediately, and will head the Company’s Science and Technology Committee.”

The Ublip infrastructure and software enable the rapid creation of Web-based M2M applications, and when coupled with existing Numerex network technology and infrastructure, provide a resilient and reliable hosting environment for M2M solutions. Numerex’s strategy of simplifying the deployment process is an important key to sustainable growth in the industry. Typically, application developers must identify hardware (radio modules, servers), understand and select wireless networks, build communications software, and the front-end web application. Ublip ‘Foundation’ technology and software simplifies and ‘jumpstarts’ the application development process, and has the capacity to support several different devices, wireless networks, and protocols.

Dr. Jeffrey O. Smith, a Founder and the President of Ublip, added: “I am excited to join a remarkably skilled and experienced team of dedicated professionals, in particular a team of engineers and other technology experts who have worked with Numerex for many years.  A Numerex/Ublip combination makes perfect sense since it marries Numerex’s ubiquitous network platforms and gateway technology with Ublip’s ability to help customers optimize the way they work through the use of a flexible and efficient application environment.  It amplifies our joint market reach. I am confident that this new step will be successful for all parties involved since we already have common customers that are benefiting from our combined solutions.”

Dr. Smith will head the Company’s extensive information technology and development initiatives. He will also significantly participate in the development of Numerex long-term strategic planning. Ublip systems, operations, and its ‘virtual’ hosting architecture will be fully integrated into existing Numerex infrastructure in order to create a seamless M2M service platform capable of serving multiple vertical markets.

With Ublip, Numerex and third party developers will be able to build applications that are device-independent and can function across diverse operating systems.  The integration of the Ublip foundation, i.e., a scalable hosting environment that brings an application to life, within the Numerex portfolio of services will bolster and support innovation in growing M2M markets. Both Ublip and Numerex customers are expected to reap the benefit from access to wider and deeper capabilities.

Ublip was merged into a Numerex wholly-owned subsidiary and will be fully integrated into the Company’s operations.  The aggregate consideration for the transaction includes approximately 400,000 shares of restricted Numerex Class A Common Stock and approximately $300,000 in cash.

Mr. Nicolaides continued, “Facing these challenging economic conditions, this is no time to sit still. Our M2M products and services offer security, enhance productivity, and create efficiencies for customers in a variety of markets. Even though we don’t anticipate a material financial contribution from Ublip operations in the short-run, we do expect to hit the ground running with our newest M2M products and services. We believe this will immediately and significantly improve our M2M business development prospects and create new and distinct competitive advantages.”

While the Company has not yet finalized its third quarter results, revenues are expected to exceed $18.7 million that compares to revenues of $17.4 million in the second quarter of 2008 and $16.0 million in the third quarter of 2007; and represents relative growth rates of 7.5% and 16.9%, respectively. In addition, Numerex will report over 690,000 active network connections at the end of September 2008, compared to 617,000 as of June 30, 2008 and 386,000 at the end of September 2007, which represents relative growth rates of 11.8% and 78.8%, respectively. Also, the Company’s cash position strengthened during the quarter with an ending cash balance of $8.4 million compared to $6.2 million at the end of the second quarter. In addition, the Company reiterates its expectations of achieving full-year profitability.

About Numerex
Numerex Corp. (NASDAQ: NMRX) provides the broadest choice of secure machine-to-machine (M2M) network services and solutions. Numerex delivers a depth of expertise and excellence through its M2M service platforms - Networx, Techworx, and Flexworx - that leading companies choose to power their M2M solutions. Numerex is the first M2M Company in North America to carry ISO 27001 certification – ISO’s highest information security benchmark that ensures data confidentiality, integrity and availability. The Company offers its M2M products and services through a variety of brands including Uplink and Orbit One. Numerex is headquartered in Atlanta, Georgia. For additional information, visit http://www.numerex.com. For additional information regarding Ublip, visit http://www.ublip.com.

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities in the wireless data business. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: our inability to reposition our business or technology platforms to capture greater recurring service revenues; difficulties associated with integrating new product lines or businesses, including Ublip; the risks that a substantial portion of revenues generated by our satellite division that are derived from government contracts may be terminated by the government at any time; unanticipated costs of legal proceedings; variations in quarterly operating results; delays in the development, introduction, integration and marketing of new wireless services; customer acceptance of services; continuing adverse economic conditions; changes in financial and capital markets; the inability to attain revenue and earnings growth in our wireless data business; changes in interest rates; inflation, deflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; and extent and timing of technological changes. Numerex SEC filings identify additional factors that can affect forward-looking statements.
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